UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2004

SEGMENTZ, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-49606	03-0450326
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18302 Highwoods Preserve Parkway, Suite 100, Tampa, FL 33647

(Address of principal executive offices – zip code)

(813) 989-2232

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

On November 17, 2004, Segmentz, Inc. (“Segmentz”) entered into agreements (the “Loan Documents”) with Fifth Third Bank, a Michigan banking corporation, under which Fifth Third Bank extended an asset-based line of credit to Segmentz. Under the Loan Documents Segmentz may draw down under the line of credit the lesser of $3,500,000 and 80% of the eligible accounts receivable of Segmentz and its wholly owned subsidiary Express 1, Inc. All obligations of Segmentz under the agreements are secured by the accounts receivable of Segmentz. Express 1, Inc. entered into agreements providing for a guaranty of the obligations of Segmentz under the Loan Documents, which guaranty is secured by the accounts receivable of Express 1, Inc. All advances under the Loan Documents are subject to interest at the rate of the one-month LIBOR plus 2.0%, payable monthly. The maturity date of the loan is July 1, 2005.

Copies of the following Loan Documents are attached hereto as exhibits: Commercial Revolving Note, Security Agreements, Loan Agreement, and Guaranty. The disclosures set forth herein are qualified in their entirety by the terms of the Loan Documents which are filed herewith as Exhibit 10.1 through Exhibit 10.5.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

10.1	Commercial Revolving Note between Segmentz, Inc., and Fifth Third Bank, dated November 17, 2004.

10.2	Security Agreement between Segmentz, Inc., and Fifth Third Bank, dated November 17, 2004.

10.3	Loan Agreement Addendum between Segmentz, Inc., and Fifth Third Bank, dated November 17, 2004.

10.4	Continuing Guaranty between Express 1, Inc., and Fifth Third Bank, dated November 17, 2004.

10.5	Security Agreement between Express 1, Inc., and Fifth Third Bank, dated November 17, 2004.

99.1	Press Release dated November 22, 2004.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGMENTZ, INC.

By:	/s/ Andrew J. Norstrud
Name:	Andrew J. Norstrud
Title:	Chief Financial Officer

Date: November 22, 2004